Exhibit 99.1

GT Biopharma Names Charles J. Casamento to the Board of Directors

BRISBANE, CALIFORNIA, May 4, 2023 /PRNewswire/ — GT Biopharma, Inc. (the “Company”) (NASDAQ: GTBP), a clinical stage immuno-oncology company focused on developing innovative therapeutics based on the Company’s proprietary natural killer (NK) cell engager, TriKE® platform, has named Charles J. Casamento to fill a vacant seat on the Board and to serve as a member of the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board as of May 1, 2023. Concurrently, Alan Urban resigned as a member of the Board of Directors (the “Board”) in order to pursue new career endeavors.

Michael Breen, Executive Chairman and interim Chief Executive Officer commented on the occasion, “We are delighted to have someone of Mr. Casamento’s caliber join GT Biopharma’s board at this critical stage of pipeline development. We look forward to leveraging his experience and relationships across pertinent matters in addition to his participation across several board committees. Additionally, we also would like to thank Mr. Urban for his guidance as we now transition into a clinical stage biotechnology company behalf of management and the board we wish Mr. Casamento well in this new position in addition to Mr. Urban in his next role.”

Mr. Charles J. Casamento’s Background

Mr. Casamento is currently executive director and principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies, since 2007. Mr. Casamento’s career in healthcare spans more than 35 years, where he was a founder or had held senior management roles at various biopharmaceutical companies including Osteologix Inc., Questcor Pharmaceuticals, Inc., RiboGene, Inc., Interneuron Pharmaceuticals (Indevus), Genzyme Corporation, amongst other companies.

Mr. Casamento also serves on the board of directors of the following NASDAQ listed companies: Eton Pharmaceuticals, Inc., First Wave Biopharma, Inc., PaxMedica, Inc., and Relmada Therapeutics, Inc. During his career he has served on the boards of fourteen Biotech/Pharma companies and has also been a director and vice chairman of The Catholic Medical Missions Board, a large not-for-profit organization providing health care services to third world countries. He has served as a guest lecturer at Fordham University and is on the Science Council of Fordham University.

He holds a bachelor’s degree in Pharmacy from Fordham University and an MBA from Iona University and was originally licensed to practice pharmacy in the states of New York and New Jersey. Mr. Casamento’s significant experience in the biotechnology sector make him a valuable addition to the Board.

About GT Biopharma, Inc.

GT Biopharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of immuno-oncology therapeutic products based on our proprietary TriKE® NK cell engager platform. Our TriKE® platform is designed to harness and enhance the cancer killing abilities of a patient’s immune system’s natural killer cells. GT Biopharma has an exclusive worldwide license agreement with the University of Minnesota to further develop and commercialize therapies using TriKE® technology. For more information, please visit gtbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in our most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to our filings with the Securities and Exchange Commission.

TriKE® is a registered trademark owned by GT Biopharma, Inc.

Investor Relations Contacts:

LifeSci Advisors

Corey Davis, Ph.D.

cdavis@lifesciadvisors.com

212-915-2577